UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2021 (November 16, 2021)

Integrated Rail and Resources Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41048	86-2581754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6100 Southwest Boulevard, Suite 320 Fort Worth, Texas 76109		76109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 737-5885

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	IRRXU	The New York Stock Exchange
Shares of Class A common stock, par value $0.0001 per share, included as part of the units	IRRX	The New York Stock Exchange
Redeemable warrants, each exercisable for one share of Class A common stock for $11.50 per share, included as part of the units	IRRXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K, Integrated Rail and Resources Acquisition Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 23,000,000 units (the “Units”), including 3,000,000 Units issued pursuant to the full exercise of the underwriters’ over-allotment option, on November 16, 2021. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $230,000,000.

Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, the Company completed the private sale of an aggregate of 9,400,000 warrants (the “Private Placement Warrants”), including 900,000 Private Placement Warrants issued pursuant to the underwriters’ exercise of their over-allotment option in full, to DHIP Natural Resources Investments, LLC, (the “Sponsor”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $9,400,000. The Private Placement Warrants are identical to the Warrants included in the Units sold as part of the Units in the IPO, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

In connection with the IPO, Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters (the “Underwriter”), exercised its over-allotment option in full and, as a result, our initial stockholders, which include our Sponsor, will not be forfeiting any of their shares of the Company’s Class B common stock, par value $0.0001 (the “Founder Shares”), and will continue holding 5,750,000 Founder Shares.

A total of $232,300,000, comprised of the proceeds from the IPO after offering expenses and a portion of the proceeds of sale of the Private Placement Warrants, was placed in a U.S.-based trust account (the “Trust Account”) maintained by American Stock Transfer & Trust Company acting as trustee.

As of November 16, 2021, the balance of the Trust Account was $232,300,000. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes (less up to $100,000 of interest that may be needed to pay dissolution expenses, if any), the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 12 months (or up to 18 months, if extended as described in the Registration Statement) from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) the redemption of 100% of the Company’s public shares if the Company has not completed an initial business combination within 12 months (or up to 18 months, if extended as described in the Registration Statement) from the closing of the IPO, subject to applicable law.

An audited balance sheet as of November 22, 2021, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet as of November 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

By:	/s/ Richard Bertel
Name: Richard Bertel
Title: Chief Executive Officer

Dated: November 22, 2021